UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): December 7, 2012

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry Into a Material Definitive Agreement.

On December 7, 2012, Lime Energy Co. (the “Company”) entered into a Letter of Credit Agreement (the “Agreement”) with Richard P. Kiphart, the Company’s Chairman and largest individual stockholder.  Pursuant to the Agreement, Mr. Kiphart agreed to cause the issuance of one or more Letters of Credit (collectively, the “Letter of Credit”) for the benefit of a surety at the Company’s request, up to an aggregate amount of $1,000,000.  The Letter of Credit will be used to support the issuance of performance bonds required by certain of the Company’s contracts with customers.  Mr. Kiphart’s obligation to cause the issuance of, or leave in place, the Letter of Credit will terminate on December 7, 2013.

The Company will indemnify Mr. Kiphart for any liability in connection with any payment or disbursement made under the Letter of Credit.  The Company will also pay all of Mr. Kiphart’s fees and out-of-pocket expenses incurred in connection with the Letter of Credit.  All such indemnification, fees and expenses will be payable by the Company within ten business days of the Company’s receipt of Mr. Kiphart’s written demand.

Pursuant to the Agreement, the Company has issued Mr. Kiphart a warrant (the “Warrant”) to purchase 275,000 shares of the Company’s common stock at an exercise price of $0.51 as consideration for his obligations under the Agreement.  The warrant has a three year term and may be exercised on a cashless basis at Mr. Kiphart’s election.

The foregoing description of the Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Agreement and the Warrant, copies of which are attached as exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02                         Unregistered Sales of Equity Securities.

As described in more detail in Item 1.01 above, on December 7, 2012, the Company entered into the Agreement with Mr. Kiphart.  Pursuant to the Agreement, the Company issued Mr. Kiphart a three-year warrant to purchase 275,000 shares of its common stock at $0.51 per share.  The offer and sale of the Warrant was made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Act, and Regulation D promulgated thereunder.  There was no general solicitation or advertising of the offering.  Appropriate legends will be affixed by the Company to each of the share and warrant certificates that have been or will be issued.

Additional information regarding the transaction is incorporated herein by reference to Item 1.01 of this Current Report on Form 8-K.

Cautionary Statement

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “ will,”

“expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, how promptly we are able to complete our accounting review of our financial statements for the years ended December 31, 2010 and 2011, and the results of that review , as well as other risk factors discussed in our Annual Report on Form 10-K, filed on March 16, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01                         Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                               Warrant to Purchase Common Stock dated December 7, 2012

10.1                        Letter of Credit Agreement dated December 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: December 12, 2012	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer